Exhibit 23.5

CONSENT OF DAVID M. ROBSON

I consent to the use of my name, or any quotation from, or summarization of, Sections 1.1.1.2, 1.1.2.2, 1.3.9, 16.1 to 16.5, 16.7 to 16.10, 25.2, and 26.2, and my contributions to Section 27 of the technical report summary entitled “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, USA” dated February 22, 2022, prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2021 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654 and 333-254559), and any amendments or supplements thereto.

I further consent to the filing of the technical report summary as an exhibit to the 10-K.

/s/ David M. Robson
David M. Robson, P.Eng., MBA
Date: March 15, 2022